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Exhibit 99.1

          Agreement Regarding Disclosure of Long-Term Debt Instruments

      In reliance upon Item 601(b)(4)(iii)(A) of Regulation S-K, Apartment Investment and Management Company, a Maryland corporation (the "Company"), has not filed as an exhibit to its Annual Report on Form 10-K for the period ended December 31, 2008, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed ten percent of the total assets of the Company and its subsidiaries on a consolidated basis. Pursuant to Item 601(b) (4) (iii) (A) of Regulation S-K, the Company hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.

                       APARTMENT INVESTMENT AND
                       MANAGEMENT COMPANY

                       By: /s/ Thomas M. Herzog
                           ----------------------------------------------------
                           Thomas M. Herzog
                           Executive Vice President and Chief Financial Officer